Exhibit 10.1

EXECUTION VERSION
AMENDMENT NO. 1, dated as of February 28, 2023 (this “Amendment”), to the Credit Agreement dated as of February 4, 2020 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among REYNOLDS CONSUMER PRODUCTS LLC, a Delaware limited liability company (the “Borrower”), REYNOLDS CONSUMER PRODUCTS INC., a Delaware corporation (the “Parent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS”), as administrative agent (in such capacity, the “Administrative Agent”), and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, an Alternative Interest Rate Election Event has occurred and, in accordance with Section 2.14(b) of the Credit Agreement, the Administrative Agent and the Borrower desire to amend the Credit Agreement in order to establish an alternate rate of interest to the LIBO Rate and, in connection therewith, implement other related changes as mutually determined in good faith by the Administrative Agent and the Borrower, in each case as set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments to Credit Agreement.
(a)Effective as of the Amendment No. 1 Effective Date (as defined below), each of the Credit Agreement and Exhibits B and D to the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text or double-underlined text) as set forth in the pages thereof attached as Exhibits A, B and C hereto, respectively.
(b)Notwithstanding anything to the contrary contained in the Credit Agreement as amended hereby, (i) each LIBO Rate Loan (as defined in the Credit Agreement as in effect immediately prior to the Amendment No. 1 Effective Date (as defined below)) outstanding on the Amendment No. 1 Effective Date (each, an “Existing LIBO Rate Loan”) shall remain outstanding as such until the expiration of the then-pending Interest Period (as defined in the Credit Agreement as in effect immediately prior to the Amendment No. 1 Effective Date) applicable to such Existing LIBO Rate Loan, in accordance with, and subject to all of the terms and conditions of, the Credit Agreement as in effect immediately prior to the Amendment No. 1 Effective Date and (ii) interest on each such Existing LIBO Rate Loan shall continue to accrue to, and shall be payable on, each Interest Payment Date applicable thereto until such then-pending Interest Period for such Existing LIBO Rate Loan ends, in each case in accordance with Section 2.13 of the Credit Agreement as in effect immediately prior to the Amendment No. 1 Effective Date. From and after the Amendment No. 1 Effective Date, (x) the Borrower shall not be permitted to request that any Lender fund, and no Lender shall fund, any LIBO Rate Loan, (y) no LIBO Rate Loan may be continued as a LIBO Rate Loan and (z) each Existing LIBO Rate Loan may be converted to a Term SOFR or an ABR Loan (each as defined in the Credit Agreement as amended hereby) in accordance with the Credit Agreement as amended hereby.
Section 2.Representations and Warranties. Each Loan Party hereby represents and warrants that, as of the Amendment No. 1 Effective Date:
(a)This Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(b)The representations and warranties of such Loan Party set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the

Amendment No. 1 Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
Section 3.Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:
(a)The Administrative Agent shall have received from the Parent, the Borrower, each Subsidiary Guarantor party hereto and the Administrative Agent a counterpart signed by each such party of this Amendment; and
(b)The Borrower shall have paid to the Administrative Agent all fees and expenses due to be paid on or prior to the Amendment No. 1 Effective Date, including all reasonable and documented out-of-pocket expenses required to be paid or reimbursed under Section 9.03 of the Credit Agreement for which invoices have been presented at least one Business Day prior to the Amendment No. 1 Effective Date.
Section 4.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties to this Amendment represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
Section 5.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 6.Effect of Amendment. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, in each case under the Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (x) the Borrower and each other Loan Party acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all of its Obligations on the terms and conditions set forth in the Collateral Documents, and hereby confirms and, to the extent necessary, ratifies the security interests granted by it pursuant to the Collateral Documents to which it is a party and (y) each of Parent and each Subsidiary Guarantor, hereby confirms and ratifies its continuing unconditional obligations as a Loan Guarantor under (and as defined in) the Loan Guaranty with respect to all of its Guaranteed Obligations (as defined in the Loan Guaranty). From and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement, as amended hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
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Section 7.Applicable Law; Waiver of Jury Trial; Jurisdiction; Etc. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.10(b), 9.10(c), 9.10(d) and 9.11 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
Section 8.Notices. The execution and delivery of this Amendment by the Borrower and the satisfaction of all conditions precedent to effectiveness of this Amendment pursuant to Section 3 hereof shall be deemed to satisfy any requirement for, and constitute any notice required to be delivered to the Administrative Agent under the Credit Agreement.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

REYNOLDS CONSUMER PRODUCTS LLC, as Borrower

By: /s/ David Watson
Name: David Watson
Title: Vice President, General Counsel and Secretary

REYNOLDS CONSUMER PRODUCTS INC., as Parent

By: /s/ David Watson
Name: David Watson
Title: Vice President, General Counsel and Secretary

REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC, as a Subsidiary Guarantor

By: /s/ David Watson
Name: David Watson
Title: Vice President, General Counsel and Secretary

REYNOLDS INTERNATIONAL SERVICES LLC, as a Subsidiary Guarantor

By: /s/ David Watson
Name: David Watson
Title: Vice President, General Counsel and Secretary

REYNOLDS MANUFACTURING, INC. as a Subsidiary Guarantor

By: /s/ David Watson
Name: David Watson
Title: Vice President, General Counsel and Secretary

REYNOLDS PRESTO PRODUCTS INC., as a Subsidiary Guarantor

By: /s/ David Watson
Name: David Watson
Title: Vice President, General Counsel and Secretary

TRANS WESTERN POLYMERS, INC., as a Subsidiary Guarantor

By: /s/ David Watson
Name: David Watson
Title: Vice President, General Counsel and Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By: /s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By: /s/ Ilan Dolgin
Name: Ilan Dolgin
Title: Authorized Signatory

Exhibit A As amended by Amendment No. 1 dated as of February 28, 2023

CREDIT AGREEMENT
Dated as of February 4, 2020
among
REYNOLDS CONSUMER PRODUCTS LLC,
as the Borrower,
REYNOLDS CONSUMER PRODUCTS INC.,
as Parent,
THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent,
____________________________________________
CREDIT SUISSE LOAN FUNDING LLC
GOLDMAN SACHS BANK USA
JPMORGAN CHASE BANK, N.A.
HSBC SECURITIES (USA) INC.
BARCLAYS BANK PLC
CITIGROUP GLOBAL MARKETS INC.
RBC CAPITAL MARKETS
SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers
and Joint Bookrunners

“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 or 9.02(b).

“Additional Credit Facilities” means any credit facilities added pursuant to Sections 2.22, 2.23 or 9.02(b).

“Additional Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Letter of Credit Facility” means any facility established by Parent and/or any Restricted Subsidiary to obtain letters of credit, bank guarantees, bankers’ acceptances or other instruments required by customers, suppliers or landlords or otherwise in the ordinary course of business.
“Additional Loans” means any Additional Revolving Loans and any Additional Term Loans. “Additional Revolving Credit Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 or 9.02(b)(ii).

“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, in each case, attributable to its Additional Revolving Credit Commitment.

“Additional Revolving Facility” means any revolving credit facility added hereunder pursuant to Sections 2.22, 2.23 or 9.02(b)(ii).

“Additional Revolving Lender” means any Lender with an Additional Revolving Credit Commitment or any Additional Revolving Credit Exposure.

“Additional Revolving Loans” means any revolving loan added hereunder pursuant to Sections 2.22, 2.23 or 9.02(b)(ii).

“Additional Term Loan Commitments” means any term loan commitment added hereunder pursuant to Sections 2.22, 2.23 or 9.02(b)(i).

“Additional Term Loans” means any term loan added hereunder pursuant to Section 2.22, 2.23 or 9.02(b)(i).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that in no event shall Adjusted Term SOFR be less than 0.00% per annum for purposes of this Agreement.
“Adjustment Date” means the date of delivery of the Compliance Certificate required to be delivered pursuant to Section 5.01(c).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement; provided that Goldman Sachs Bank USA shall act as administrative agent for the Daylight Term Lenders and shall have all rights and duties associated therewith and, to the extent relating to the Daylight Term Lenders or the Daylight Term Loans, references in this Agreement to the Administrative Agent shall be deemed to refer to Goldman Sachs Bank USA in such capacity.

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(d).

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Parent or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of Parent or any of its Restricted Subsidiaries, threatened in writing, against or affecting Parent or any of its Restricted Subsidiaries or any property of Parent or any of its Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. None of the Administrative Agent, the Arrangers, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Parent or any subsidiary thereof.

“Affiliate Subordination Agreement” means an Affiliate Subordination Agreement in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Parent and/or any of its Restricted Subsidiaries.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and Parent.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(iv).
“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) ~~to the extent ascertainable, the Published LIBO Rate~~Adjusted Term SOFR (which rate shall be calculated based upon an Interest Period of one month ~~and shall be determined on a daily basis based on the rate determined on such day for such Interest Period at 11:00 a.m. (London time)~~) plus 1.00% and (c) the Prime Rate; provided that in no event shall the Alternate Base Rate be less than 1.00% per annum for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~the Published LIBO Rate~~Adjusted Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or ~~the Published LIBO Rate~~Adjusted Term SOFR, as the case may be.

“Applicable Charges” has the meaning assigned to such term in Section 9.19.

“Applicable Percentage” means, (a) with respect to any Term Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of such Term Lender under such Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of all Term Lenders under such Class and (b) with respect to any Revolving Lender of any Class, the percentage of the aggregate amount of the Revolving Credit

Commitments of such Class represented by such Lender’s Revolving Credit Commitment of such Class; provided that for purposes of Section 2.21 and otherwise herein when there is a Defaulting Lender, such Defaulting Lender’s Revolving Credit Commitment shall be disregarded for any relevant calculation. In the case of clause (b), in the event that the Revolving Credit Commitments of any Class have expired or been terminated, the Applicable Percentage of any Revolving Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of such Revolving Lender with respect to such Class, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Applicable Rate” means, for any day, with respect to the Initial Term Loans and the Revolving Loans~~,~~ (~~a~~i) 0.75% per annum for ABR Loans and (~~b~~ii) 1.75% per annum for ~~LIBO Rate~~Term SOFR Loans.

The Applicable Rate for any Class of Additional Revolving Loans or Additional Term Loans shall be as set forth in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by
(1)such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arrangers” means the financial institutions listed as such on the cover page to this Agreement, in their capacities as such.

“Assignment Agreement” means, collectively, each Assignment and Assumption and each Affiliated Lender Assignment and Assumption.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and Parent.
“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”. “Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by Parent (whether or not an Affiliate of the Administrative
Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction”.

“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets or property (as determined by Parent in good faith, but excluding any Cure Amount) received by Parent or any of its Restricted Subsidiaries after the Closing Date from:

a.contributions in respect of Qualified Capital Stock (other than any amounts or other assets received from Parent or any of its Restricted Subsidiaries), and

b.the sale of Qualified Capital Stock of Parent or any of its Restricted Subsidiaries (other than (x) to Parent or any Restricted Subsidiary of Parent, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer on or promptly after the date the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Available RDP Capacity Amount” means the amount of Restricted Debt Payments that may be made at the time of determination pursuant to Section 6.04(b)(iv)(A) minus the amount of the Available RDP Capacity Amount utilized by Parent or any Restricted Subsidiary to make Investments pursuant to Section 6.06(q)(ii).

“Available RP Capacity Amount” means the amount of Restricted Payments that may be made at the time of determination pursuant to Sections 6.04(a)(i)(D), (a)(ii), (a)(vi), (a)(ix), (a)(xii), (a)(xviii) and (a)(xix) minus the aggregate amount of the Available RP Capacity Amount utilized by Parent or any Restricted Subsidiary to (a) make Investments pursuant to Section 6.06(q)(ii) or (b) make Restricted Debt Payments pursuant to Section 6.04(b)(iv)(B).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means (a) any Local Facility and (b) each and any of the following bank services: commercial credit cards, stored value cards, debit cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services, including all obligations arising from the financing or honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business), employee credit card programs, cash pooling services, foreign exchange and currency management services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of Parent or any Restricted Subsidiary, if such obligations are related to the operations of Parent and its Restricted Subsidiaries, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) (a) under any arrangement that is in effect on the Closing Date between such Loan Party or any such Restricted Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party or any such Restricted Subsidiary with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such arrangement is entered into, in each case, in connection with Banking Services, in each case, that has been designated to the Administrative Agent pursuant to an Additional Secured Party Acknowledgment by Parent as being an additional secured party for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and each Acceptable Intercreditor Agreement, in each case as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14.
“Benchmark Replacement” means, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) the sum of Daily Simple SOFR and the Benchmark Replacement Adjustment; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then current Benchmark for U.S. dollar-denominated syndicated credit facilities and (ii) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest and other administrative matters) as may be mutually agreed by Administrative Agent and the Borrower are necessary to reflect the adoption and implementation of such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with this Agreement with the prior written consent of the Borrower, not to be unreasonably withheld, delayed or conditioned).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Adjusted Term SOFR and solely to the extent that Adjusted Term SOFR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced Adjusted Term SOFR for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced Adjusted Term SOFR for all purposes hereunder pursuant to Section 2.14.

“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes (other than primarily in distressed situations) and which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of Parent and/or any of its Subsidiaries or (b) any Affiliate of such competitor, but, in each case, with respect to which no personnel involved with any investment in such Person or the management, control or operation of such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to Parent or its Subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers or the Administrative Agent in accordance with clause (a)(i) of the definition of “Disqualified Institution” or any reasonably identifiable Affiliate of any such Person on the basis of such Affiliate’s name.

“Borrower” means (a) Reynolds Consumer Products LLC, (b) any Loan Party or any other Subsidiary that enters into a Borrower Joinder pursuant to Section 9.02(d) of this Agreement as a Revolving Borrower or a Term Loan Borrower and/or (c) following the consummation of a transaction permitted hereunder that results in a Successor Borrower, such Successor Borrower, in each case, as the context may require. The obligations of the Borrowers hereunder shall be joint and several.

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of ~~LIBO Rate~~Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a ~~LIBO Rate~~Term SOFR Loan, the term “Business Day” shall also exclude any day ~~on~~ which ~~banks are~~is not ~~open for dealings in Dollar deposits in the London interbank market~~a U.S. Government Securities Business Day.

“Capital Expenditures” means, as applied to any Person for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all least 2.5% per year prior to maturity, and that contain other provisions customary for “term A loans,” as reasonably determined by Parent in consultation with the Administrative Agent.

“Daylight Term Lender” means any Lender with a Daylight Term Loan Commitment or an outstanding Daylight Term Loan. As of the Closing Date, the only Daylight Term Lender is Goldman Sachs Bank USA.
“Daylight Term Loan Commitment” means, with respect to the Daylight Term Lender, the commitment of such Daylight Term Lender to make Daylight Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite the Daylight Term Lender’s name on the Commitment Schedule, as the same may be reduced from time to time pursuant to Section 2.09 or Section 2.19.

“Daylight Term Loan Maturity Date” means the date that is one Business Day after the Closing Date.

“Daylight Term Loans” means the loans made by the Daylight Term Lender to the Borrower pursuant to Section 2.01(a).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Fund Affiliate” means any Affiliate (other than a natural person) of Parent that is a bona fide debt fund or investment vehicle that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, to make a Loan within one Business Day of the date required to be made by it hereunder or to fund its participation in a Letter of Credit required to be funded by it

(regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not directly paid generally to all relevant lenders ratably (or, if only one lender (or affiliated group of lenders) is providing such Indebtedness, are fees of the type not customarily shared with lenders generally); provided, that with respect to any Indebtedness that includes a “~~LIBOR~~Term SOFR floor” or “Base Rate floor”, that (A) to the extent that ~~the Published LIBO Rate~~Adjusted Term SOFR (for an Interest Period of three months) or Alternate Base Rate (in each case without giving effect to any floor specified in the definitions thereof on the date on which the Effective Yield is being calculated) is less than such floor, the amount of such difference will be deemed added to the interest rate margin applicable to such Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that ~~the Published LIBO Rate~~Adjusted Term SOFR (for an Interest Period of three months) or Alternate Base Rate (in each case, without giving effect to any floor specified in the definitions thereof) is greater than such floor, the floor will be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or Defaulting Lender or (iii) except as permitted under Section 9.05(g), Parent or any of its Affiliates.
“Employee Benefit Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is subject to Title IV of ERISA and is sponsored, maintained or contributed to by, or required to be contributed to by, Parent, any of its Restricted Subsidiaries or any ERISA Affiliate for the benefit of current or former employees, or any beneficiary thereof, of Parent, any of its Restricted Subsidiaries or any ERISA Affiliate.
“Environmental Claim” means any written investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; or (b) in connection with any actual or alleged Hazardous Materials Activity.
“Environmental Laws” means any and all applicable foreign or domestic, federal, state or local (or any subdivision thereof), statutes, laws, codes, treaties, standards, guidelines, writs, injunctions, ordinances, orders, decrees, rules, regulations, judgments, Governmental Authorizations, or any other applicable binding requirements of Governmental Authorities or the common law relating to (a) pollution or the protection of the environment or natural resources, human health and safety (to the extent relating to the exposure to any Hazardous Material) or other environmental matters; or (b) any Hazardous Materials Activity or any exposure of any Person to any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) any Hazardous Materials Activity, (c) exposure to any Hazardous Material, or (d) any contract, agreement or other legally binding arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form of Exhibit H-1 hereto, (b) a Patent Security Agreement substantially in the form of Exhibit H-2 hereto or (c) a Copyright Security Agreement substantially in the form of Exhibit H-3 hereto.

“Interest Coverage Ratio” means, as of any date of determination, the ratio for the most recently ended Test Period of (a) Consolidated Adjusted EBITDA for such Test Period to (b) Ratio Interest Expense for such Test Period; provided that, for purposes of calculating the Interest Coverage Ratio for any period ending prior to the first anniversary of the Closing Date, Ratio Interest Expense shall be an amount equal to actual Ratio Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Interest Election Request” means a request by the Borrower in the form of Exhibit D hereto or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December (commencing with the last Business Day of March 2020) or the maturity date applicable to such Loan, (b) with respect to any ~~LIBO Rate~~Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~LIBO Rate~~Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (c) with respect to the Daylight Term Loans, the Daylight Term Loan Maturity Date.

“Interest Period” means with respect to any ~~LIBO Rate~~Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months (or, to the extent approved by all relevant affected Lenders and the Administrative Agent, twelve months or a shorter period) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Rate” means, in relation to the Published LIBO Rate for any Borrowing, the rate which results from interpolating on a linear basis between: (a) the rate appearing on the Reuters screen (or another commercially available source as designated by the Administrative Agent from time to time) for the Published LIBO Rate for the longest period (for which that rate is available) which is less than the Interest Period for such Borrowing and (b) the rate appearing on such screen or other source, as the case may be, for the shortest period (for which that rate is available) which exceeds the Interest Period for such Borrowing, each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.~~

latest maturity or expiration date of any Additional Term Loan or Additional Term Loan Commitment hereunder at such time.
“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).
“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 1.01(a), or if an Issuing Bank has entered into an Assignment and Assumption or became an Issuing Bank pursuant to an agreement designating it as contemplated by Section 2.05(i), the amount set forth for such Issuing Bank as its LC Commitment in the Register maintained by the Administrative Agent or in such agreement.
“LC Disbursement” means any payment or disbursement made by any Issuing Bank pursuant to any Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time.
“Lead Borrower” means Reynolds Consumer Products LLC.
“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.
“Lender Presentation” means the Lender Presentation dated January 22, 2020 used in connection with the syndication of the initial Credit Facilities.
“Lenders” means the Daylight Term Lender, the Term Lenders, the Revolving Lenders, any lender with an Additional Commitment or an outstanding Additional Loan and any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement or as a result of the application of Section 9.05(g).
“Letter of Credit” means any Standby Letter of Credit, Commercial Letter of Credit, bank guarantee, bankers’ acceptance or similar document or instrument, in each case issued pursuant to this Agreement (and shall be deemed to include all Existing Letters of Credit).
“Letter-of-Credit Right” has the meaning assigned to such term in Article 9 of the UCC.
“Letter of Credit Sublimit” means $125,000,000, as adjusted from time to time in accordance with Section 2.10(c) or Section 2.22.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves ~~prescribed by governmental authorities;~~ provided ~~that in no event shall the LIBO Rate be less than 0.00% per annum for purposes of this Agreement.~~

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower, and

(5)the acquisition of any assets (including Cash and Cash Equivalents) included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into Parent or any of its Restricted Subsidiaries, or the Disposition of any assets (including Cash and Cash Equivalents) included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.

“Projections” means the projections of Parent and its Restricted Subsidiaries included in the Lender Presentation (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G hereto, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 9.01(c).

~~“Published LIBO Rate” means, with respect to any Borrowing of LIBO Rate Loans for any Interest Period, the rate per annum that is equal to the ICE Benchmark Administration Interest Settlement Rates for deposits in Dollars at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or any success or administrator) as an authorized information vendor for the purpose of displaying such rates (or, if the ICE Benchmark Administration Limited no longer administers such rate, the equivalent rate for deposits in Dollars administered by any successor administrator of such rate) for a period equal to such Interest Period;~~ provided ~~that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Published LIBO Rate” shall be the Interpolated Rate;~~ provided further~~, that if such rate as determined above is at any time negative, the Published LIBO Rate at such time shall instead be zero.~~

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning assigned to such term in Section 9.24.
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Qualified Receivables Facility” means any Receivables Facility that meets the following conditions: (a) Parent shall have determined in good faith that such Receivables Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair

“Shared Incremental Amount” means, as of any date of determination, (a) the greater of (i) $655,000,000 and (ii) 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period minus (b) the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt originally incurred or issued in reliance on the Shared Incremental Amount outstanding on such date, in each case after giving effect to any reclassification of any such Indebtedness as having been incurred under clause (e) of the definition of “Incremental Cap” hereunder.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 5.16 if the references to “Restricted Subsidiaries” in Section 5.16 were read to refer to such Person.

“SOFR” means the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator), as the administrator of the secured overnight financing rate.
“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Event of Default” means an Event of Default pursuant to Section 7.01(a) or, with respect to Parent or any Borrower, Section 7.01(f) or (g).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any Subsidiary of Parent which Parent has determined in good faith to be customary in a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Standby Letter of Credit” means any Letter of Credit other than any Commercial Letter of Credit.

“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (a) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (b) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.
“Subject Loans” means, as of any date of determination, (a) Initial Term Loans and (b) any Additional Term Loans that are subject to ratable prepayment requirements in accordance with Section 2.11(b) on such date of determination.
“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.
“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).
“Subject Subsidiary” has the meaning assigned to such term in Section 5.10.
“Subject Transaction” means, with respect to any Test Period (and, except for purposes of Section 6.15, after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period), (a) the Transactions, (b) any Permitted Acquisition or any

“Taxes” means any and all present and future taxes (including “business activities” taxes), levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means a Lender with an Initial Term Loan Commitment or an Additional Term Loan Commitment or an outstanding Initial Term Loan or Additional Term Loan.
“Term Loan” means the Initial Term Loans and, if applicable, any Additional Term Loans. “Term Loan Borrower” means (a) the Borrower and (b) any Subsidiary that enters into a
Borrower Joinder pursuant to Section 9.02(d) of this Agreement as a Term Loan Borrower.

“Term SOFR” means:
(a)     for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)     for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Adjustment” means 0.10%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (b) of the definition of “Alternate Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Period” means, as of any date, (a) for purposes of determining actual compliance with Section 6.15(a), the period of four consecutive Fiscal Quarters then most recently ended and (b) for any other purpose, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery (or required delivery) of financial statements under Section 5.01(a), “Test Period” means the period of four consecutive Fiscal Quarters most recently ended for which financial statements of Parent and its consolidated subsidiaries are available.

“Threshold Amount” means the greater of $125,000,000 and 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of such date to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended or the Test Period otherwise specified where the term “Total Leverage Ratio” is used in this Agreement in each case for Parent and its Restricted Subsidiaries.

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments as in effect at such time.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements thereof; (d) the right to sue for past, present and future infringements thereof; and (e) all domestic rights corresponding to any of the foregoing.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Parent and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (b) the Corporate Reorganization and the other transactions contemplated by the Form S-1, (c) the Borrowing of Loans hereunder and the use of the proceeds thereof and (d) the payment of the Transaction Costs.

“Transformative Disposition” means any Disposition by Parent or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Disposition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Disposition, would not provide Parent and its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by Parent acting in good faith.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(vii).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the
Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the LIBO Rate~~Adjusted Term SOFR or the Alternate Base Rate.

~~“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.24.~~
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person and its Restricted Subsidiaries and (b) Cash and Cash Equivalents of such Person and its Restricted Subsidiaries that are restricted in favor of the Credit Facilities (which may also secure other Indebtedness that is secured by a Lien on Collateral along with the Credit Facilities on a pari passu or junior secured basis as permitted hereunder), in each case as determined in accordance with GAAP.

“Unrestricted Subsidiary” means any subsidiary of Parent designated by Parent as an Unrestricted Subsidiary on the Closing Date and listed on Schedule 5.10 hereto or after the Closing Date pursuant to Section 5.10.

“Unused Revolving Credit Commitment” of any Lender, at any time, means the remainder of the Revolving Credit Commitment of such Lender at such time, if any, less the sum of (a) the aggregate Outstanding Amount of Revolving Loans made by such Lender and (b) such Lender’s LC Exposure at such time.

“U.S.” or “United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.24.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) is owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means a Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “~~LIBO Rate~~Term SOFR Loan”) or by Class and Type (e.g., a “~~LIBO Rate~~Term SOFR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “~~LIBO Rate~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~LIBO Rate~~Term SOFR Term Loan Borrowing”).

Section 1.03. Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “ordinary course of business” or “ordinary course” shall, with respect to any Person, be deemed to refer to items or actions that are consistent with industry practice of such Person’s industry or such Person’s past practice. Unless the context requires otherwise (3) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (4) any reference to any Requirement of Law in or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10.    Alternative Currencies.

(1)Any Revolving Borrower may from time to time request that ~~LIBO Rate~~ Revolving Loans be made and/or Letters of Credit be issued in a currency other than Dollars; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of ~~LIBO Rate~~ Revolving Loans, such request shall be subject to the approval of the Revolving Lenders of the applicable Class that will provide such Loans, and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the applicable Issuing Banks, in each case as set forth in Section 9.02(b).

(2)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to ~~LIBO Rate~~ Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant Issuing Bank thereof. Each applicable Revolving Lender (in the case of any such request pertaining to ~~LIBO Rate~~ Revolving Loans) or each relevant Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~LIBO Rate~~ Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(3)Any failure by any Revolving Lender or the relevant Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding paragraph shall be deemed to be a refusal by such Revolving Lender or Issuing Bank, as the case may be, to permit ~~LIBO Rate~~ Revolving Loans to be made or Letters of Credit to be issued, as applicable, in such requested currency. If the Administrative Agent and all the applicable Revolving Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Revolving Loans or issuing Letters of Credit in such requested currency, the Administrative Agent shall so notify Parent, and Parent, the Borrower and the Revolving Lenders shall amend this Agreement and the other Loan Documents as necessary to accommodate such Borrowings and/or Letters of Credit (as applicable), in accordance with Section 9.02(b). If the Administrative Agent fails to obtain the requisite consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify Parent. Notwithstanding anything to the contrary herein, ~~if the LIBO Rate is not applicable or available with respect to any Revolving Loan denominated in any Alternate Currency,~~ the components of the interest rate applicable to such Revolving Loan shall be separately agreed by Parent and the Administrative Agent in accordance with Section 9.02(b).

Section 1.11.     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE 2    THE CREDITS

Section 2.01.    Commitments.

(1)Subject to the terms and conditions set forth herein, (i) each Daylight Term Lender agrees to make Daylight Term Loans to the Borrower on the Closing Date in Dollars in a principal amount not to exceed its Daylight Term Loan Commitment, (13) each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the Closing Date in Dollars in a principal amount not to exceed its Initial Term Loan Commitment and (14) each Revolving Lender severally, and not jointly, agrees to make Initial Revolving Loans to the Revolving Borrower in Dollars at any time and from time to time during the Availability Period; provided that, (i) the Outstanding Amount of Initial Revolving Loans to be made on the Closing Date shall not exceed $25,000,000 plus the sum of any amounts drawn and used for (A) working capital needs in the ordinary course of business and (B) the payment of Transaction Costs and (ii) after giving effect to any Borrowing of Initial Revolving Loans, the Outstanding Amount of such Initial Revolving Lender’s Initial Revolving Credit Exposure shall not exceed such Initial Revolving Lender’s Initial Revolving Credit Commitment. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and re-borrow Revolving Loans. Amounts paid or prepaid in respect of the Daylight Term Loans and the Initial Term Loans may not be re-borrowed.

(2)Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, each Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Loans of such Class to the Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.

Section 2.02.    Loans and Borrowings.

(1)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(2)Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or ~~LIBO Rate~~Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ~~LIBO Rate~~Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (15) such ~~LIBO Rate~~Term SOFR Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such ~~LIBO Rate~~Term SOFR Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (16) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of

Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification Section 2.17 with respect to such ~~LIBO Rate~~Term SOFR Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(3)At the commencement of each Interest Period for any ~~LIBO Rate~~Term SOFR Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000. Each ABR Borrowing when made shall be in a minimum principal amount of $100,000; provided that an ABR Revolving Loan Borrowing may be made in a lesser aggregate amount that is (x) equal to the entire aggregate Unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 different Interest Periods in effect for ~~LIBO Rate~~Term SOFR Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(4)Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Loans.

Section 2.03. Requests for Borrowings. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~LIBO Rate~~Term SOFR Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent (provided that, subject to Section 2.16, notices in respect of Borrowings (x) to be made on the Closing Date may be conditioned on the completion of the IPO and (y) to be made in connection with any acquisition, Investment or irrevocable repayment, redemption or refinancing of Indebtedness may be conditioned on the closing of such acquisition, Investment or irrevocable repayment, redemption or refinancing of Indebtedness). Each such notice must be in writing or by telephone (and promptly confirmed in writing) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 1:00 p.m. three Business Days prior to the requested day of any Borrowing of, conversion to or continuation of ~~LIBO Rate~~Term SOFR Loans or conversion to ABR Loans ~~(or 11:00 a.m. one Business Day prior in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date)~~ and (ii) 12:00 p.m. on the requested date of any Borrowing of or conversion to ABR Loans (or, in each case, such later time as shall be reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request ~~LIBO Rate~~Term SOFR Loans having an Interest Period of other than one~~, two~~, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation (or such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 11:00 a.m. three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all the appropriate Lenders. Each written notice (or confirmation of telephonic notice) with respect to a Borrowing by the Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the

Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)the Class of such Borrowing;

(b)the aggregate amount of the requested Borrowing;

(c)the date of such Borrowing, which shall be a Business Day;

(d)whether such Borrowing is to be an ABR Borrowing or a ~~LIBO Rate~~Term SOFR
Borrowing;

(e)in the case of a ~~LIBO Rate~~Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(f)the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~LIBO Rate~~Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Loan to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any ~~LIBO Rate~~Term SOFR Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.

Section 2.04.     [Reserved].
Section 2.05.     Letters of Credit.
(1)General.

Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (a) from time to time on any Business Day during the period from the Closing Date to the fifth Business Day prior to the Latest Revolving Credit Maturity Date, upon the request of any Revolving Borrower, to issue Letters of Credit for the account of Parent and/or any of its Restricted Subsidiaries and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.05(b) and (b) to honor drafts under the Letters of Credit and (17) the Revolving Lenders severally agree to participate in the Letters of Credit issued pursuant to Section 2.05(d). Notwithstanding anything to the contrary contained in this Agreement, (x) no Issuing Bank shall be required to issue any Letter of Credit if, immediately after giving effect thereto, the Stated Amount of all Letters of Credit issued by such Issuing Bank and its Affiliates and outstanding would exceed its LC Commitment~~,~~ and (y) no Issuing Bank other than HSBC Bank USA, N.A. and Citibank, N.A. shall be required to issue Commercial Letters of Credit without its consent ~~and (z) no Issuing Bank shall be required to issue a bank guarantee, bankers' acceptance or similar instrument (other than a Standby Letter of Credit) if it is unable to do so.~~

such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (22) in the case of the Borrower, the interest rate applicable to the Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08.    Type; Interest Elections.

(1)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~LIBO Rate~~Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a ~~LIBO Rate~~Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(2)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(3)Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(a)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(b)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(c)whether the resulting Borrowing is to be an ABR Borrowing or a ~~LIBO Rate~~Term SOFR Borrowing; and

(d)if the resulting Borrowing is a ~~LIBO Rate~~Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~LIBO Rate~~Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(4)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(5)If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~LIBO Rate~~Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a ~~LIBO Rate~~Term SOFR Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a ~~LIBO Rate~~Term SOFR Borrowing and (23) unless repaid, each ~~LIBO Rate~~Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09.    Termination and Reduction of Commitments.

(1)Unless previously terminated, (i) the Daylight Term Loan Commitments on the Closing Date shall automatically terminate upon the making of the Daylight Term Loans on the Closing Date, (24) the Initial Term Loan Commitments on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date, (25) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date, (26) the Additional Term Loan Commitments of any Class shall automatically terminate upon the making of the Additional Term Loans of such Class and, if any such Additional Term Loan Commitment is not drawn on the date that such Additional Term Loan Commitment is required to be drawn pursuant to the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, the undrawn amount thereof shall terminate unless otherwise provided in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment and (27) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.

(2)Upon delivering the notice required by Section 2.09(c), Parent or any Revolving Borrower may at any time terminate or from time to time reduce the Revolving Credit Commitments of any Class; provided that (i) each reduction of the Revolving Credit Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and (28) neither Parent not any Revolving Borrower shall terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect to such termination or reduction, as applicable, and any concurrent prepayment of Revolving Loans, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of such Class would exceed the aggregate amount of the Revolving Credit Commitments of such Class;

provided that, after the establishment of any Additional Revolving Credit Commitment, any such termination or reduction of the Revolving Credit Commitments of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable.

(3)Parent or the applicable Revolving Borrower shall notify the Administrative Agent of any election to terminate or reduce any Class or Classes of Revolving Credit Commitments under paragraph (b) of this Section 2.09 not later than 1:00 p.m. on or prior to the effective date of such termination or reduction (or not later than 1:00 p.m., three Business Days prior to the effective date of such termination or reduction, in the case of a termination or reduction involving a prepayment of ~~LIBO Rate~~Term SOFR Borrowings (or such later date to which the Administrative Agent may agree)), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of each applicable Class or Classes of the contents thereof. Each notice delivered pursuant to this Section 2.09 shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or its effectiveness deferred by Parent or the applicable Revolving Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Revolving Credit Commitment pursuant to this Section 2.09 shall be permanent. Upon any reduction of any Revolving Credit Commitment, the Revolving Credit Commitment of each Revolving Lender of the relevant Class shall be reduced by such Revolving Lender’s Applicable Percentage of such reduction amount.

Section 2.10.    Repayment of Loans; Evidence of Debt.

(1)The Term Loan Borrowers jointly and severally hereby unconditionally promise to repay the outstanding principal amount of the Initial Term Loans to the Administrative Agent for the account of each applicable Term Lender (i) on the last Business Day of each March, June, September and December prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”), commencing on the last Business Day of June 2020, in each case in an amount equal to 0.25% of the original principal amount of the Initial Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and purchases or assignments in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)) and (29) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. The Term Loan Borrowers shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and purchases or assignments in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Additional Term Loans pursuant to Section 2.22(a)).

(2)The Revolving Borrowers jointly and severally hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Initial Revolving Lender, the then-unpaid principal amount of the Initial Revolving Loans of such Lender on the Initial Revolving Credit Maturity Date and (30) to the Administrative Agent for the account of each Additional Revolving Lender, the then-unpaid principal amount of each Additional Revolving Loan of such Additional Revolving Lender on the Maturity Date applicable thereto. On the Initial Revolving Credit Maturity Date, the Borrowers shall make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (e) of this Section 2.10 and any Lender’s records, the accounts of the Administrative Agent shall govern.

(7)Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered permitted assigns; it being understood and agreed that such Lender (and/or its applicable permitted assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing a customary indemnification provision that is reasonably satisfactory to the Borrower. The obligation of each Lender to execute an affidavit of loss containing a customary indemnification provision that is reasonably satisfactory to the Borrower shall survive the Termination Date.

(8)The Term Loan Borrowers jointly and severally hereby unconditionally promise to repay the outstanding principal amount of the Daylight Term Loans to the Daylight Term Lender on the Daylight Term Loan Maturity Date, in an amount equal to the principal amount of the Daylight Term Loans outstanding on such date, together in each case with accrued and unpaid interest on such principal amount, to but excluding the date of such payment.

Section 2.11.    Prepayment of Loans.

(1)Optional Prepayments.

(a)Upon prior notice in accordance with paragraph (a)(iii) of this Section, the Term Loan Borrowers shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of one or more Classes (such Class or Classes to be selected by the applicable Term Borrower in its sole discretion) and/or Daylight Term Loans in whole or in part without premium or penalty (but subject to (A) in the case of Initial Term Loans only, Section 2.12(f) and (a) other than with respect to any Daylight Term Loans and to the extent otherwise applicable, Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(b)Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Revolving Borrowers shall have the right at any time and from time to time to prepay any Borrowing of Revolving Loans of any Class, including any Additional Revolving Loans, in whole or in part without premium or penalty (but subject to Section 2.16). Prepayments made pursuant to this Section 2.11(a)(ii), first, shall be applied ratably to outstanding LC Disbursements and second, shall be applied ratably to the outstanding Revolving Loans, including any Additional Revolving Loans of the relevant Class.

(c)Any Borrower shall notify the Administrative Agent by telephone (confirmed in writing) of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a ~~LIBO Rate~~Term SOFR Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (b) in the case of a prepayment of an ABR Borrowing, not later than 1:00 p.m. on the date of prepayment. Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other transactions or other refinance all or a portion of the Term Loans in accordance with the requirements of Section 6.01(z) shall, in each case be applied solely to each applicable Class of refinanced or replaced Term Loans), (g) with respect to each Class of Initial Term Loans and Additional Term Loans, all accepted prepayments under Section 2.11(b)(i), (ii) or (iii) shall be applied against the remaining scheduled installments of principal due in respect of the Initial Term Loans and Additional Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of the Initial Term Loans and Additional Term Loans in direct order of maturity), and (h) each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentages. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Initial Term Loans and Additional Term Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans or ~~LIBO Rate~~Term SOFR Loans; provided that the amount thereof shall be applied first to ABR Loans to the full extent thereof before application to the ~~LIBO Rate~~Term SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16. Any prepayment of Initial Term Loans made on or prior to the date that is six months after the Closing Date pursuant to Section 2.11(b)(iii) as part of a Repricing Transaction shall be accompanied by the fee set forth in Section 2.12(f).

(vii) In the event that the Revolving Credit Exposure of any Class exceeds the amount of the Revolving Credit Commitment of such Class then in effect, the Revolving Borrowers shall, within three Business Days of receipt of notice from the Administrative Agent, prepay the Revolving Loans and/or reduce LC Exposure in an aggregate amount sufficient to reduce such Revolving Credit Exposure as of the date of such payment to an amount not to exceed the Revolving Credit Commitment of such Class then in effect by taking any of the following actions as it shall determine at its sole discretion: (A) prepaying Revolving Loans or (i) with respect to any excess LC Exposure, depositing Cash in the LC Collateral Account or “backstopping” or replacing the relevant Letters of Credit, in each case, in an amount equal to 100% of such excess LC Exposure (minus any amount then on deposit in the LC Collateral Account).

(h)Notwithstanding any of the other provisions of this Section 2.11, so long as no Event of Default shall have occurred and be continuing, if any prepayment of ~~LIBO Rate~~Term SOFR Loans is required to be made under this Section 2.11(b) prior to the last day of the Interest Period therefor, Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made hereunder with the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from Parent or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.11(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from Parent or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.11(b).

(i)At the time of each prepayment required under Section 2.11(b)(i), (ii) or (iii), Parent shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of Parent setting forth in reasonable detail the calculation of the amount of such prepayment; provided, however, that in the case of any prepayment that may be declined at the option of any Lender, Parent shall notify the Administrative Agent in writing of such prepayment not later than 1:00 p.m. three Business Days prior to the date of the prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16 and, except as set forth in the last sentence of clause (vi) above, shall otherwise be without premium or penalty.

Section 2.12.    Fees.

(1)The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender of any Class (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum applicable to the Revolving Credit Commitment of such Class on the average daily amount of the Unused Revolving Credit Commitment of such Class of such Revolving Lender during the period from and including the Closing Date to the date on which such Lender’s Revolving Credit Commitment of such Class terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December for the quarterly period then ended (commencing on the last Business Day of March 2020, but in the case of the payment made on such date, for the period from the Closing Date to such date) and on the date on which the Revolving Credit Commitments of the applicable Class terminate.

(2)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender of any Class (other than any Defaulting Lender) a participation fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to ~~LIBO Rate~~Term SOFR Revolving Loans on the daily face amount of such Lender’s LC Exposure attributable to its Revolving Credit Commitment of such Class in respect of such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to the later of the date on which such Revolving Lender’s Revolving Credit Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure related to its Revolving Credit Commitment of such Class in respect of such Letter of Credit (including any such LC Exposure that may exist following the termination of such Revolving Credit Commitments) and (34) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit (or if terminated on an earlier date, to the termination date of such Letter of Credit), computed at a rate equal to the rate agreed by such Issuing Bank and the Borrower (but in any event not to exceed 0.125% per annum) of the daily face amount of such Letter of Credit, as well as such Issuing Bank’s reasonable and customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued to but excluding the last Business Day of each March, June, September and December shall be payable in arrears for the quarterly period then ended (or, in the case of the payment made on the last Business Day of March 2020, for the period from the Closing Date to such date) on the last Business Day of such calendar quarter; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments of the applicable Class terminate, and any such fees accruing after the date on which the Revolving Credit Commitments of the applicable Class terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.

(3)[Reserved].

(d)     The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent in writing.
(e)     All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.
(f)     In the event that, on or prior to the date that is six months after the Closing Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Initial Term Loans as part of a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction) or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six months after the Closing Date, all or any portion of the Initial Term Loans held by any Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(g)     Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13.     Interest.
(a)     The Loans (other than any Daylight Term Loans) comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)     The Loans (other than any Daylight Term Loans) comprising each ~~LIBO Rate~~Term SOFR Borrowing shall bear interest at ~~the LIBO Rate~~Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)     ~~The Daylight Term Loans shall bear interest at the LIBO Rate for an Interest Period of one month, determined as of approximately 11:00 a.m. (London time) one (1) Business Day prior to the Closing Date~~[Reserved].
(d)     Notwithstanding the foregoing, during the existence and continuance of any Event of Default under Section 7.01(a), if any principal of or interest on any Loan or any LC

Disbursement or any fee payable by the Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.13 or Section 2.05(h) or (35) in the case of any other amount, 2.00% plus the rate applicable to Revolving Loans that are ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(d) to any Defaulting Lender so long as such Lender is a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.

(e)     Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date applicable to such Loan or, in the case of any Revolving Loan, upon the termination of the Revolving Credit Commitments of the applicable Class, as applicable; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (36) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the termination of the relevant revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (37) in the event of any conversion of any ~~LIBO Rate~~Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Initial Term Loan shall be payable on the effective date of such conversion. Accrued interest for any Class of Additional Loans shall be payable as set forth in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.

(f)     All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or ~~LIBO Rate~~Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan from the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14.    Alternate Rate of Interest.

(1)If at least two Business Days prior to the commencement of any Interest Period for a ~~LIBO Rate~~Term SOFR Borrowing:

(a)the Administrative Agent (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining ~~the LIBO Rate~~Adjusted Term SOFR (including because ~~a Screen~~the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(b)the Administrative Agent is advised by the Required Lenders that that ~~the LIBO Rate for the applicable currency~~Adjusted Term SOFR and/or such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give written notice thereof to Parent and the Lenders by hand delivery, facsimile or other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies Parent and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~LIBO Rate~~Term SOFR Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing and the utilization of the ~~LIBO Rate~~Adjusted Term SOFR component in determining the Alternate Base Rate shall be suspended on the last day of the Interest Period applicable thereto and (ii) if any Borrowing Request requests a ~~LIBO Rate~~Term SOFR Borrowing, then such Borrowing shall be made as an ABR Borrowing and the utilization of the ~~LIBO Rate~~Adjusted Term SOFR component in determining the Alternate Base Rate shall be suspended; provided, however, ~~(x) that,~~ that, in each case, Parent may revoke any Borrowing Request that is pending when such notice is received ~~and (y) if the circumstances giving rise to such notice affect only Borrowings in certain currencies, then LIBO Rate Borrowings in unaffected currencies shall be permitted to the extent otherwise permitted by this Agreement~~.
(b)     ~~If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) in consultation with Parent that either (i) the circumstances set forth in~~ clause (a) ~~of this~~ Section 2.14 ~~have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in~~ clause (a) ~~of this~~ Section 2.14 ~~have not arisen but the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans (in the case of either such~~ clause (i) ~~or~~ (ii)~~, an “~~Alternative Interest Rate Election Event~~”), the Administrative Agent and Parent shall endeavor to establish an alternate rate of interest to the LIBO Rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest (the “~~Successor Rate~~”) and such other related changes to this Agreement as may be applicable, as mutually determined in good faith by the Administrative Agent and Parent (but, for the avoidance of doubt, such related changes shall not include a reduction to the Applicable Rate). Notwithstanding anything to the contrary in Section~~ 9.02~~, such amendment shall become effective without any further action or consent of any other party to this Agreement. To the extent an alternate rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention;~~ provided~~,~~ that~~, to the extent such prevailing market convention is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise mutually determined in good faith by the Administrative Agent and Parent. Notwithstanding the foregoing, if a Successor Rate has not otherwise been established pursuant to this~~ clause (b)~~, after Parent and the Administrative Agent have reached such a determination, Parent and the Required Lenders may select a different alternate rate as long as it is reasonably practicable for the Administrative Agent to administer such different rate and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Administrative Agent, the Required Lenders and Parent shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in~~ Section 9.02~~, such amendment shall become effective without any further action or consent of any other party to this Agreement. Until an alternate rate of interest shall be determined in accordance with this~~ clause (b)~~, (x) any request by Parent for a LIBO Rate Borrowing pursuant to~~ Section 2.03 ~~shall be deemed to be a request for an ABR Borrowing, (y) any Interest Election~~

~~Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and (z) any affected Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto.~~Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event the Administrative Agent and the Borrower may amend this Agreement to replace Adjusted Term SOFR with a Benchmark Replacement. Any such amendment with respect to (x) a Benchmark Replacement determined in accordance with clause (a) of the definition of “Benchmark Replacement” will be effective without any further action or consent of any other party to this Agreement or any other Loan Document and (y) a Benchmark Replacement determined in accordance with clause (b) of the definition of “Benchmark Replacement” for all purposes hereunder and under any Loan Document in respect of any Benchmark setting will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. No replacement of Adjusted Term SOFR with a Benchmark Replacement pursuant to this Section 2.14 will occur prior to the applicable Benchmark Transition Start Date.
(c)     In connection with the use or administration of Adjusted Term SOFR or the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time with the prior written consent of the Borrower, not to be unreasonably withheld, delayed or conditioned.
(d)     The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.
(e)     Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, (x) the component of ABR based upon Adjusted Term SOFR will not be used in any determination of ABR, (y) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing shall be ineffective and (z) any affected Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto.
(f)     Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current

Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Section 2.15.    Increased Costs.

(1)If any Change in Law:

(a)imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the LIBO Rate)~~ or Issuing Bank;

(b)imposes on any Lender or Issuing Bank ~~or the London interbank market~~ any other condition affecting this Agreement or ~~LIBO Rate~~Term SOFR Loans made by any Lender or any Letter of Credit or participation therein; or

(c)subjects any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any ~~LIBO Rate~~Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any ~~LIBO Rate~~Term SOFR Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within 30 days after Parent’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered (except that this provision shall not apply to any Taxes, which shall be dealt with exclusively pursuant to Section 2.17); provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law is publicly announced or occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of any request for reimbursement under clause (ii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (a) the applicable request has not been made by Lenders constituting Required Lenders.

(2)If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes, which shall be dealt with exclusively pursuant to Section 2.17 (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then within 30 days of receipt by Parent of the certificate contemplated by paragraph (c) of this Section the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(3)Any Lender or Issuing Bank requesting compensation under this Section 2.15 shall be required to deliver a certificate to Parent that (i) sets forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section, (38) sets forth in reasonable detail the manner in which such amount or amounts were determined and (39) certifies that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

(d)     Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.     Break Funding Payments. In the event of ~~(a)~~ (a) the conversion or prepayment of any principal of any ~~LIBO Rate~~Term SOFR Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), ~~(b)~~ (b) the failure to borrow, convert, continue or prepay any ~~LIBO Rate~~Term SOFR Loan on the date or in the amount specified in any notice delivered pursuant hereto or ~~(c)~~ (c) the assignment of any ~~LIBO Rate~~Term SOFR Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). ~~In the case of a LIBO Rate Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow,~~ convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) ~~the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all~~

~~administrative, processing or similar fees.~~ Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Parent (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers , which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17.    Taxes.

(a)Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent). If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17(a)) the Administrative Agent, each Lender and each Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (40) such Withholding Agent shall make such deductions and (41) such Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes payable or paid by the Administrative Agent, such Lender or Issuing Bank, as applicable, on or with respect to any payment by or any payment on account of any obligation of any Loan Party hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17(c) but excluding any penalties or interest resulting from any action or inaction of the Administrative Agent or such Lender or Issuing Bank), and any reasonable expenses arising therefrom or with respect thereto; whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)     Each Lender and each Issuing Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (42) any Taxes attributable to such Lender’s or Issuing Bank’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (43) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each

Disbursements and accrued interest thereon than the proportion received by any other Lender with Loans of such Class and participations in LC Disbursements, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans and sub-participations in LC Disbursements of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (44) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23, 9.02(b) and/or Section 9.05. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
(d)     Unless the Administrative Agent has received notice from Parent or the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(a) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.    Mitigation Obligations; Replacement of Lenders.

(1)If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain ~~LIBO Rate~~Term SOFR Loans pursuant to Section 2.20, or the Borrower is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (45) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain ~~LIBO Rate~~Term SOFR Loans pursuant to Section 2.20, (46) the Borrower is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (47) any Lender is a Defaulting Lender or (48) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “each Revolving Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender or Required Revolving Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date under one or more Credit Facilities or Additional Credit Facilities as Parent may elect or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (a) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, participations in LC Disbursements, of such Class of Loans, Commitments and/or Additional Commitments, accrued interest thereon, accrued fees and all other amounts payable to it hereunder with respect to such Class of Loans, Commitments and/or Additional Commitments, (b) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (c) such assignment does not conflict with applicable law. No action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of the amounts described in clause (A) of the immediately preceding sentence. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments or Additional Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment)

invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent that any Lender is replaced pursuant to Section 2.19(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.12(f), the Borrower shall pay to each Lender being replaced as a result of such Repricing Transaction the fee set forth in Section 2.12(f).

Section 2.20.    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to ~~the Published LIBO Rate,~~Term SOFR or to determine or charge interest rates based upon ~~the Published LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market~~Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~LIBO Rate~~Term SOFR Loans ~~in Dollars~~ or to convert ABR Loans to ~~LIBO Rate~~Term SOFR Loans shall be suspended and (49) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the ~~Published LIBO Rate~~Adjusted Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Published LIBO Rate~~Adjusted Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s ~~LIBO Rate~~Term SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Published LIBO Rate~~Adjusted Term SOFR component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~LIBO Rate~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~LIBO Rate~~Term SOFR Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Published LIBO Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the ~~Published LIBO Rate~~Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Published LIBO Rate~~Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21.     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

made a part of, such Revolving Facility) (it being understood that, if required to consummate an Incremental Revolving Facility, the Borrower may increase the pricing, interest rate margins, rate floors, and undrawn fees on the applicable Revolving Facility being increased for all lenders under such Revolving Facility, but additional upfront or similar fees may be payable to the lenders participating in such Incremental Revolving Facility without any requirement to pay such amounts to any existing Revolving Lenders) or (ii) mature no earlier than, and require no scheduled mandatory commitment reduction prior to, the maturity of the Initial Revolving Facility and all other material terms (other than pricing, maturity, upfront, arrangement, structuring, underwriting, ticking, consent, amendment and other fees, participation in mandatory prepayments or commitment reductions and immaterial terms, which shall be determined by Parent) shall (x) be substantially identical to the Initial Revolving Facility, (y) reflect market terms and conditions (as determined by Parent in good faith) at the time of incurrence or issuance (or the obtaining of a commitment with respect thereto) or (z) be reasonably satisfactory to the Administrative Agent (it being understood that if any financial maintenance covenant or other more favorable provision is added for the benefit of any Incremental Revolving Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant or other provision is (1) also added for the benefit of any then-existing Revolving Facility or (2) only applicable after the latest maturity of any then-existing Revolving Facility),

(5)the Effective Yield (and the components thereof) applicable to any Incremental Facility may be determined by Parent and the lender or lenders providing such Incremental Facility; provided that, in the case of any broadly syndicated Dollar-denominated Incremental Term Facility that is (x) originally incurred in reliance on clause (e) of the definition of “Incremental Cap” (but not any reclassification pursuant to clause (3) of the proviso therein) and (y) scheduled to mature prior to the date that is one year after the Initial Term Loan Maturity Date, the Effective Yield applicable thereto may not be more than 0.75% higher than the Effective Yield applicable to the Initial Term Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or ~~LIBO Rate~~the Adjusted Term SOFR floor) with respect to the Initial Term Loans is adjusted such that the Effective Yield on the Initial Term Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Incremental Facility; provided further that any increase in Effective Yield applicable to any Initial Term Loan due to the application or imposition of an Alternate Base Rate floor or ~~LIBO Rate~~the Adjusted Term SOFR floor on any Incremental Term Loan may, at the election of Parent, be effected through an increase in the Alternate Base Rate floor or ~~LIBO Rate~~the Adjusted Term SOFR floor applicable to such Initial Term Loans or an increase in the interest rate margin applicable to such Incremental Loans; provided further that the MFN Provision (1) shall not apply to Incremental Term Facilities having an aggregate principal amount not exceeding the greater of $325,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, (2) shall not apply to Incremental Term Facilities incurred more than six months after the Closing Date, (3) shall not apply to Incremental Term Facilities incurred in connection with a Permitted Acquisition or other permitted Investment, (4) shall not apply to Customary Term A Loans and (5) shall not apply to customary bridge loans with a maturity date of not longer than one year that are convertible or exchangeable into, or are intended to be refinanced with, any Indebtedness other than term loans that are pari passu with the Initial Term Loans in right or payment and with respect to security (this clause (v), the “MFN Provision”),

(6)Effective on the date of effectiveness of each Incremental Revolving Facility, the maximum amount of LC Exposure permitted hereunder shall increase by the amount, if any, agreed upon by Administrative Agent, Parent and the relevant Issuing Banks.

(7)The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Documents as may be necessary in order to establish new or any increase in any Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Parent in connection with the establishment or increase, as applicable, of such Classes or sub-Classes, in each case on terms consistent with this Section 2.22.

(8)To the extent the provisions of clause (a)(xv) above require that Term Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding borrowings of ~~LIBO Rate~~Term SOFR Loans of the respective Class of Initial Term Loans or Additional Term Loans, as applicable, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding ~~LIBO Rate~~Term SOFR Loans of the respective Class and which will end on the last day of such Interest Period).

(9)This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23.    Extensions of Loans and Revolving Credit Commitments.

(1)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”); it being understood that any Extended Term Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted, so long as the following terms are satisfied:

(a)except as to (x) interest rates, fees and final maturity (which shall, subject to the succeeding clause (iii)(y), be determined by Parent and set forth in the relevant Extension Offer), (y) terms applicable to such Extended Revolving Credit Commitments or Extended Revolving Loans that are more favorable to the lenders or the agent of such Extended Revolving Credit Commitments or Extended Revolving Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents on or prior to the effectiveness of such Extension for the benefit of the Revolving Lenders or, as applicable, the Administrative Agent pursuant to the applicable Extension Amendment and (z) any terms or repay all obligations of the Borrower owing to such Disqualified Person, (c) in the case of any outstanding Term Loans held by such Disqualified Person, purchase such Term Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (d) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment Agreement reflecting such assignment within five Business Days of the date on which the Eligible Assignee executes and delivers such Assignment Agreement to such person, then such person shall be deemed to have executed and delivered such Assignment Agreement without any action on its part; provided that (I) in the case of clauses (A) and (B), the Borrower shall not be liable to the relevant Disqualified Person under Section 2.16 if any ~~LIBO Rate~~Term SOFR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that (x) no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph and (y) any Term Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of 90 days following such transfer; provided that, to the extent the aggregate principal amount of Term Loans held by Affiliated Lenders exceeds the Affiliated Lender Cap on the 91st day following such transfer, then such excess amount shall either be (x) contributed to Parent or any of its subsidiaries and retired and cancelled immediately upon such contribution or (y) automatically cancelled)) and (III) in no event shall such Disqualified Person be entitled to receive amounts set forth in Section 2.13(d). Further, any Disqualified Person identified by the Borrower to the Administrative Agent (A) shall not be permitted to (x) receive information or reporting provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) shall not for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class or all Lenders have taken any action and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Loan Party and (C) shall not be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person;
(b)Upon the request of any Lender, the Administrative Agent may and Parent will make the list of Disqualified Institutions (other than any Disqualified Institution that is a reasonably identifiable Affiliate of another Disqualified Institution on the basis of such Person’s name as described in clause (a)(i) of the definition of “Disqualified Institution”) at the relevant time and such Lender